UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2012

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47669 Fremont Boulevard Fremont, CA		94538
(Address of principal executive offices)		(Zip Code)

(510) 979-0400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.	Other Events

On September 26, 2012, Ikanos Communications (the “Company”) announced that it has received a notice from The NASDAQ Stock Market (“NASDAQ”) confirming that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market.

The Company had previously announced that it had received notice from NASDAQ on December 16, 2011 that the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement over the previous 30 consecutive business days and, as a result, the Company was not in compliance with Listing Rule 5550(a)(2) (the “Rule”). The Company was provided with 180 days, or until June 13, 2012, to regain compliance with the Rule. On May 15, 2012, the Company submitted an application to transfer its securities to The NASDAQ Capital Market. In accepting the Company’s application, NASDAQ determined that, upon transfer to The NASDAQ Capital Market, the Company was eligible for an additional 180 calendar day period, or until December 10, 2012, to meet the minimum $1.00 bid price per share requirement for The NASDAQ Capital Market. On September 26, 2012, NASDAQ confirmed to the Company that, as a result of the Company’s common stock closing with a bid price of at least $1.00 for at least ten consecutive days, that the Company has come back into compliance with the minimum bid price rule and the matter is now closed.

A copy of the Company’s press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2012

IKANOS COMMUNICATIONS, INC.

By:	/s/ Dennis Bencala
Dennis Bencala
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 26, 2012.